AMENDMENT NUMBER ONE to the Amended Employment Agreement (the “Amendment”) made effective as of August 7, 2001 by and among GreenPoint Financial Corp. (formerly known as GP Financial Corp.), a Delaware corporation (the “Company”), GreenPoint Bank (formerly known as The Green Point Savings Bank), a New York chartered savings bank  (the “Bank”), and Thomas S. Johnson (the “Executive”).

WHEREAS, effective as of August 4, 1994, the Company, the Bank and the Executive entered into an Amended Employment Agreement (the “Agreement”); and

WHEREAS, the Company, the Bank and the Executive now desire to amend the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company, the Bank and the Executive hereby agree as follows:

1.     The words “Company Bank” in the second WHEREAS clause of the Agreement should be deleted and the words “Company and the Bank” substituted therefor.

2.     The words “Section 9” in Section 2(a) of the Agreement should be deleted and the words “Section  10” substituted therefor.

3.     The following sentence should be inserted immediately following the last sentence of Section 3(b) of the Agreement:

“The term Base Salary as utilized in this Agreement shall refer to Base Salary as so increased.”

4.     The last sentence of Section 3(c) of the Agreement should be deleted in its entirety and the following substituted therefor:

“Performance Awards payable with respect to fiscal years after fiscal year 1994 during the term of this Agreement shall range from 0% to 125% of the Executive’s Base Salary with a target Performance Award equal to 50% of the Executive’s Base Salary being paid upon the attainment of certain mutually agreed upon performance targets for each fiscal year, with greater or lesser Performance Awards within said range being paid based on relative performance in accordance with the Annual Incentive Plan or any successor or similar plan maintained by the Company or the Bank from time to time.  Notwithstanding the foregoing, during the term of this Agreement, the range and target of the Performance Award payable to Executive shall be reviewed periodically.  Such review shall be conducted by a Committee designated by the Board, and the Board may increase, but not decrease, Executive’s range and target for the Performance Award. The term Performance Award as utilized in this Agreement shall refer to the range and target for the Performance Award as so increased.”

5.     The fifth sentence of Section 3(g) of the Agreement should be deleted in its entirety and the following substituted therefor:

“In the event of Executive’s Termination for Cause, as defined in Section 8, all unvested and unexercised options shall become void.”

6.     The word “salary” in the first sentence of Section 3(i) of the Agreement should be deleted and the words “Base Salary” substituted therefor.

7.     The following sentence should be inserted immediately following the last sentence of Section 3(i) of the Agreement:

“The GreenPoint Financial Corp. Supplemental Executive Retirement Plan II provides interpretive guidance with respect to and facilitates the administration of the supplemental retirement benefit provided to the Executive under this Section 3(i), and the applicable terms of the GreenPoint Financial Corp. Supplemental Executive Retirement Plan II are incorporated herein by this reference.”

8.     A new Section 3(j) should be inserted immediately following Section 3(i) of the Agreement as follows:

“(j) Upon a termination of Executive’s employment for any reason, including for Good Reason, as defined in Section 4(a), and the death of the Executive, other than (a) a Termination for Cause, as defined in Section 8, or (b) a voluntary termination of employment by Executive not recognized by a Committee designated by the Board as a ‘retirement’, for the remainder of the Executive’s life and that of his current spouse, the Company shall provide medical, dental and life insurance benefits to the Executive and his current spouse on the same basis such benefits are provided by the Company to its retirees; provided, however, if the Company does not provide medical, dental or life insurance benefits to its retirees, the Company shall provide medical, dental or life insurance benefits, as the case may be, to the Executive and his current spouse on the same basis such benefits were provided to the Executive immediately prior to the Date of Termination (or immediately prior to a Change in Control, in the event the Date of Termination is after a Change in Control).  The benefits provided for under this Section 3(j) will be effective as of the later of (x) the Date of Termination or (y) the end of the benefits continuation period described in Section 4(e), Section 5(c)(iv) or Section 6(b), after taking into consideration for purposes of clauses (x) and (y), with respect to medical and dental insurance benefits, any period during which the Executive or his spouse continued medical and dental insurance benefits under COBRA (as defined in Section 4(e)).”

9.     The words “Section 9” and “Target Performance Award” in Section 4(b) of the Agreement should be deleted and the words “Section 10(b)” and “target Performance Award” substituted therefor, respectively.

10.   Subsections (a)(i), (a)(ii), (a)(iii) and (a)(iv) of Section 5 of the Agreement (and any cross-references thereto) should be renumbered (a)(I), (a)(II), (a)(III) and (a)(IV), respectively.

11.   The words “subsection (a)” and “subsection C” in Section 5(a)(I) of the Agreement (as renumbered in accordance with number 9 above) should be deleted and the words “subsection (I)” and “subsection (III)” should be substituted therefor, respectively.

12.   In the first sentence of Section 5(b) of the Agreement, the words “paragraph (c) and (d)” should be deleted and the words “paragraphs (c) and (d)” substituted therefor.

13.   The following introductory language should be inserted at the beginning of Section 5(c) of the Agreement:

“Upon the occurrence of any of the events described in Section 5(a) hereof constituting a Change in Control and pursuant to Section 5(b), the Company shall pay to Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, in a lump sum in cash within 30 days after Executive’s Date of Termination, the aggregate of the following amounts:”

14.   Section 5(c)(i) of the Agreement should be deleted in its entirety and the following substituted therefor:

 “(c) (i) the sum of (1) the Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the higher of (I) the maximum Performance Award payable to the Executive with respect to the year in which the Change in Control occurs (whether or not actually paid) (the ‘Maximum Bonus’) and (II) the Performance Award paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the period of this Agreement, if any (such higher amount being referred to as the ‘Highest Annual Bonus’) and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the ‘Accrued Obligations’);”

15.   Section 5(c)(iii) of the Agreement should be deleted in its entirety and the following substituted therefor:

“(iii) an amount equal to the difference between (a) the actuarial equivalent of the benefit (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company’s qualified defined benefit retirement plan immediately prior to the Change in Control (the ‘Retirement Plan’)) under the Retirement Plan immediately prior to the Date of Termination, and any excess or supplemental retirement plan in which the Executive participates (together, the ‘SERP’) which the Executive would receive if the Executive’s employment continued for three years after the Date of Termination (both for purposes of the Executive’s age and service), assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive’s compensation in each of the three years is the sum of Executive’s Base Salary and the Maximum Bonus, and (b) the actuarial equivalent of the Executive’s actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;”

16.   The following sentence should be inserted immediately following both the first sentence of Section 5(c)(iv) and the second sentence of Section 6(b):

“The Executive’s rights and his dependents’ rights under COBRA shall begin upon the expiration of such coverage.”

17.   A new Section 5(c)(v) should be inserted immediately following Section 5(c)(iv) of the Agreement as follows, and the current Sections 5(c)(v), 5(c)(vi) and 5(c)(vii) (and any cross-references thereto) should be renumbered 5(c)(vi), 5(c)(vii) and 5(c)(viii), respectively.

“(v) the amount equal to three times the product of (1) the number of shares allocated to the Executive’s account under the GreenPoint Bank Employee Stock Ownership Plan with respect to the fiscal year immediately preceding the Change in Control and (2) the higher of (I) the closing price of the Company’s stock on the last trading day of the fiscal year immediately preceding the Change in Control and (II) the closing price of the Company’s stock on the last trading day immediately prior to the Change in Control, plus the amount equal to three times the higher of (Y) the maximum employer matching contribution allowable under the GreenPoint Bank 401(k) Savings Plan in the fiscal year immediately preceding the Change in Control and (Z) the maximum employer matching contribution allowable under the GreenPoint Bank 401(k) Savings Plan in the year in which the Change in Control occurs;”

18.   The words “Section 5(c)(i), (ii) and (iii)” in the first sentence of Section 6(a) of the Agreement should be deleted and the words “Section 5(c)(i), (ii), (iii) and (v)” substituted therefor.

19.   Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

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SIGNATURES

                IN WITNESS WHEREOF, GreenPoint Financial Corp. and GreenPoint Bank have caused this Amendment to be executed and their seals to be affixed hereunto by their duly authorized officers, and Executive has signed this Amendment, as of the day, month and year first above written.

GREENPOINT FINACIAL CORP.

	BY:	/s/ Mary M. Massimo
Mary M. Massimo
Director of Human Resources

ATTEST:	GREENPOINT BANK

/s/ Howard C. Bluver	BY:	/s/ Mary M. Massimo
Secretary		Mary M. Massimo
Director of Human Resources

                [SEALS]

WITNESS:

/s/ Andy Occhino	/s/ Thomas S. Johnson
Thomas S. Johnson
Executive